UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 15, 2014
 WASHINGTON REAL ESTATE
INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	1-6622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6110 EXECUTIVE BOULEVARD, SUITE 800, ROCKVILLE, MARYLAND 20852
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (301) 984-9400
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.
On May 15, 2014, Washington Real Estate Investment Trust (“Washington REIT”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”).
At the Annual Meeting, Washington REIT’s shareholders elected Edward S. Civera as a trustee in Class III of the Board of Trustees to serve until Washington REIT’s 2017 Annual Meeting of Shareholders and until his successor is elected and qualifies. Mr. Civera received the following votes:

For	Against	Abstain	Broker Non-Votes
44,648,640	690,110	285,211	15,057,645
Washington REIT’s shareholders also elected Wendelin A. White as a trustee in Class III of the Board of Trustees to serve until Washington REIT’s 2017 Annual Meeting of Shareholders and until her successor is elected and qualifies. Ms. White received the following votes:

For	Against	Abstain	Broker Non-Votes
44,763,717	584,838	275,407	15,057,645
Washington REIT’s shareholders ratified the appointment of Ernst & Young LLP as Washington REIT’s independent registered public accounting firm for the fiscal year ending December 31, 2014. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
60,126,767	325,454	229,386	—
Washington REIT’s shareholders approved, by nonbinding advisory vote, the compensation paid to Washington REIT’s named executive officers. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
43,718,846	1,500,963	404,153	15,057,645
The results reported above are final voting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ Laura M. Franklin
(Signature)

Laura M. Franklin
Executive Vice President
Accounting and Administration

May 19, 2014
(Date)